UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 LBJ Freeway
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 29, 2012, Tuesday Morning Corporation (the “Company”) entered into an agreement (the “Standstill Agreement”) with Steven R. Becker (“Mr. Becker”), Matthew A. Drapkin (“Mr. Drapkin”), Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners V, L.P. and BC Advisors, LLC (collectively with Messrs. Becker and Drapkin, the “Shareholder Group”).  The Standstill Agreement will result in Mr. Becker and Richard S. Willis (“Mr. Willis”) becoming members of the Board of Directors of the Company (the “Board”).

Under the terms of the Standstill Agreement, (a) the Company has agreed on or before July 6, 2012 (i) to fix the size of the Board at a total of six directors, (ii) to appoint Messrs. Becker and Willis as members of the Board, (iii) to appoint Mr. Becker as the Chair of the Nominating and Governance Committee of the Board, and (iv) to appoint Mr. Willis as a member of the Compensation Committee of the Board; (b) the Company and the Shareholder Group have agreed to use their reasonable best efforts to, within 120 days of the date of the appointment of Messrs. Becker and Willis to the Board (the “Appointment Date”) (but  in no event more than 180 days after the Appointment Date), mutually select two additional independent and experienced persons to be appointed as members of the Board, at which time the Company will increase the size of the Board to a total of eight directors, after which the Company will not increase the size of the Board during the Standstill Period (as defined below); (c) the Company has agreed to nominate Messrs. Becker and Willis for reelection to the Board at the Company’s 2012 and 2013 Annual Meetings of Shareholders, so long as the Shareholder Group continues to beneficially own at least 4% of the Company’s outstanding common stock and comply with certain standstill provisions; (d) the Shareholder Group has agreed, at all shareholder meetings during the Standstill Period, to cause all shares of the Company’s common stock beneficially owned by the Shareholder Group to be present for quorum purposes and to be voted in favor of all directors nominated by the Board for election (provided that such nominees were not nominated in contravention of the Standstill Agreement); (e) the Company has agreed that one of the current directors will not be nominated for re-election at the 2012 Annual Meeting of Shareholders; and (f) the Shareholder Group has agreed to abide by certain standstill provisions until the second anniversary of the Standstill Agreement (or such earlier date upon the occurrence of certain events, as described in the Standstill Agreement) (the “Standstill Period”).

Messrs. Becker and Willis have irrevocably tendered their resignations as director effective as of the date that (a) the beneficial ownership of the Shareholder Group in the common stock of the Company falls below 4% of the outstanding common stock of the company or (b) the Shareholder Group breaches certain of its obligations set forth in the Standstill Agreement (subject to a five-day cure period), and, in each case, the Board may accept either or both such resignations, in its sole discretion, by a majority vote (excluding Messrs. Becker and Willis).

Under the terms of the Standstill Agreement, the Company has also agreed that if either of Mr. Becker or Mr. Willis is unable or unwilling to serve as a director for any reason, then the Company and the Shareholder Group shall agree on a replacement for such director(s).

The foregoing description of the Standstill Agreement is qualified in its entirety by the reference to the full text of the Standstill Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.  A copy of the joint press release issued on July 2, 2012 is attached as Exhibit 99.1 hereto.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Messrs. Becker and Willis were appointed to the Board, effective July 1, 2012, pursuant to the Standstill Agreement described in Item 1.01 above.  Commencing on the effective date of their appointments as directors, Mr. Becker will serve as the Chair of the Nominating and Governance Committee of the Board and Mr. Willis will serve on the Compensation Committee of the Board.

In connection with their appointments as directors pursuant to the Agreements, Messrs. Becker and Willis will receive the same compensation as the Company’s other non-employee directors.  These arrangements include an annual retainer in the amount of $30,000, a Board meeting fee of $2,500 for in-person meetings and $1,000 for telephonic meetings, and a Nominating and Corporate Governance/Compensation Committee meeting fee of $1,000 for in-person meetings and $500 for telephonic meetings.  As Chair of the Nominating and Governance Committee, Mr. Becker will receive an additional annual retainer in the amount of $5,000.  Retainers are payable quarterly in arrears.  In addition, each of Messrs. Becker and Willis will be reimbursed for his out-of-pocket expenses incurred in attending Board meetings and will also receive the standard 20% discount on merchandise purchases provided to all of the Company’s employees.  Upon their respective appointments to the Board, each of Messrs. Becker and Willis was awarded shares of restricted stock valued at $37,500 on the date of grant and non-qualified stock options to purchase 20,000 shares of the Company’s common stock.

Neither Mr. Becker nor Mr. Willis has been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Becker, age 45, is a partner and co-founder of Becker Drapkin Management, L.P. a Dallas-based value investor focused on constructive activism in the small cap market.  Mr. Becker currently sits on the Board of Hot Topic (NASD: HOTT), a national retailer, Ruby Tuesday (NYSE: RT), a national restaurant company, Pixelworks (NASD: PXLW), a semiconductor manufacturer and SDIX (NASD: SDIX), a life science diagnostics provider.  Mr. Becker also previously served on the Board of Plato Learning (NASD: TUTR) until it was acquired.  Before starting Becker Drapkin in Dallas in December 2009, Steve was founding partner in Greenway Capital, a fund focused on small cap, U.S. companies.  He started Greenway in 2005, after eight years at Special Situations Fund, where he was a partner and managed the Special Situations Private Equity Fund.  Steve started his career in New York at Manley Fuller Asset Management; he received a Middlebury College B.A., 1989 and J.D. from University of Florida in 1992.  Mr. Becker serves as a member of the Board of Trustees at the Dallas Museum of Art, and is actively involved in related civic activities.

Mr. Willis, age 51, has more than 20 years of executive experience in retail and manufacturing industries and currently serves as the President and Chief Executive Officer of Navarre Corporation, a distributor, provider of logistics solutions, and software publisher (NASDAQ: NAVR).  He previously served as the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories.  Previous to this position, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear, and as President and CEO of Baker & Taylor Corporation, the world’s largest distributor of books, as well as a global distributor of DVDs and music.  Mr. Willis holds a B.A. and an M.B.A. from Baylor University, where he also serves as a Regent.

A copy of the joint press release issued on July 2, 2012 is attached as Exhibit 99.1 hereto.

The disclosures set forth under Item 1.01 are incorporated herein by reference into this Item 5.02.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Agreement, dated as of June 29, 2012, by and among Tuesday Morning Corporation, Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners V, L.P. and BC Advisors, LLC

99.1	Press release, dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date:	July 2, 2012	By:	/s/ Stephanie Bowman
Stephanie Bowman
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Agreement, dated as of June 29, 2012, by and among Tuesday Morning Corporation, Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners V, L.P. and BC Advisors, LLC

99.1	Press release, dated July 2, 2012